EXHIBIT 99

FOR IMMEDIATE RELEASE DATE: APRIL 23, 2015	CONTACT:	DENNIS WELLS or RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS

FOR THE THIRD QUARTER AND NINE MONTHS ENDED MARCH 31, 2015,

AND INCREASES REGULAR CASH DIVIDEND

Cincinnati, OH; April 23, 2015 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported third quarter net sales of $68,603,000, a decrease of less than (1)% as compared to $68,996,000 in the same period of the prior fiscal year;

•	reported third quarter net income of $393,000, or $0.02 per share, as compared to a net loss of $(1,009,000), or $(0.04) per share, for the same period of the prior fiscal year;

•	reported nine month net sales of $231,784,000, an increase of 3% as compared to $225,605,000 in the same period of the prior fiscal year;

•	reported nine month net income of $3,508,000, or $0.14 per share, an increase of 103% as compared to net income of $1,726,000, or $0.07 per share, for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.03 per share payable May 12, 2015 to shareholders of record May 5, 2015.

	Three Months Ended March 31				Nine Months Ended March 31
Financial Highlights (In thousands, except per share data; unaudited)	2015	2014	% Change		2015	2014	% Change

Net Sales	$68,603	$68,996	(1)%		$231,784	$225,605	3%

Operating Income (Loss) as reported	$582	$(946)	n/	m	$5,340	$3,404	57%
Severance costs (income)	(295)	--	n/	m	662	--	n/	m
Self-insured death benefit	1,000	--	n/	m	1,000	--	n/	m
(Loss) on sale of assets, net	--	--	n/	m	222	--	n/	m
Operating Income (Loss) as adjusted (a)	$1,287	$(946)	n/	m	$7,224	$3,404	112%

Net Income (Loss) as reported	$393	$(1,009)	n/	m	$3,508	$1,726	103%
Net income (Loss) as adjusted	$842	$(1,009)	n/	m	$4,807	$1,726	179%
Earnings (loss) per share (diluted) as reported	$0.02	$(0.04)	n/	m	$0.14	$0.07	100%

Earnings (loss) per share (diluted) as adjusted	$0.03	$(0.04)	n/	m	$0.20	$0.07	186%

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

	3/31/15	6/30/14
Working Capital	$81,093	$76,788
Total Assets	$174,198	$169,888
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$ 141,436	$ 138,412

(a)
The Company incurred net pre-tax severance costs (income) of $(295,000) and $662,000 in the third quarter and nine month periods of fiscal 2015, respectively.  Additionally, the Company recorded a $1,000,000 self-insured death benefit expense in the third quarter related to the Company's former Chairman and Chief Executive Officer.  The Company also sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  Operating income (loss), net income (loss), and earnings (loss) per share (diluted) before severance costs, self-insured death benefit expense, and sale of assets are Non-GAAP financial measures (see pages 4 and 5).

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "We are making steady progress in improving the profitability of LSI Industries.  I commented in the last quarterly press release that my mission was to achieve higher earnings, increase cash dividends and develop shareholder value.  Although only one quarter has passed since making this statement, so far so good.  A quick review seems appropriate.  First, for the third quarter ended March 31, 2015, LSI achieved a profit during its seasonally weakest quarter of the fiscal year―this has not happened since fiscal 2011.  Second, we increased the indicated annual cash dividend rate again and it now stands at $0.12 per share.  Third, the share price of LSI has increased significantly and recently reached a 52-week high.

"Before I continue with our quarterly business review, it is with sadness that I report on the passing of Robert J. Ready, founder and previous Chairman and CEO of LSI Industries.  Bob was a legend and driving force in the company and the lighting industry for nearly four decades.  He will be deeply missed by his associates, friends and family.

"Our third quarter earnings would have been even higher if net sales had not been impacted by harsh winter conditions that resulted in temporary plant closures, delayed shipments and pushed-back customer orders.  Additionally, the Longshoreman's strike in California disrupted component shipments, which negatively impacted our production.  Order entry has increased substantially as we enter the fourth quarter, which bodes well for future product shipments and revenues.  For the first nine months of fiscal 2015, LED sales represented 57% of total lighting sales.  As was recently announced, LSI was awarded a significant national re-imaging program for Phillips 66 that ties together both our lighting and graphics capabilities.  This program will positively impact the fourth quarter and, quite likely, the next two fiscal years.  The pre-order pipeline for lighting and graphics is very healthy and, as we often say, opportunity is everywhere for our full service Lighting + Graphics = Image strategy.

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

"With the hiring of Andy Foerster as Chief Technology Officer, we completed the formation of LSI's new executive leadership team.  Our comprehensive LSI Business System was officially launched with many related initiatives underway, including a new business segment reporting structure (Lighting, Graphics and Technology) that permits us to better manage the business.  Lean transformation, material cost reduction, technology development, and new integrated plans for image sales are just a few of the formal programs underway.  With regard to sales, we have been turning our focus towards muscle-building our sales force, and have already made a few strong hires in the Lighting Segment.  As we enter the fourth fiscal quarter, we are beginning to see improvements in both orders and shipments in the Lighting Segment.  On the Graphics side, we are excited by improvements that we are seeing in the general business environment, as more and more customers begin to look at the need to refresh their image.  Additionally, at our recently completed National Sales Meeting, we introduced a new program to focus efforts and incentivize our team on cross-selling opportunities for lighting and graphics products, further strengthening our position as an Image company.  In short, we are absolutely focused on building sales and increasing the profitability of LSI Industries.  I continue to be impressed with the people, the products, and the facilities at LSI, and I look forward to reporting our progress."

Change in Reportable Business Segments

With a new Chief Executive Officer and a new view on how the Company will be managed, the Company has restructured its business segments to be in alignment with the financial information received by the Chief Executive Officer as the Chief Operating Decision Maker ("CODM").  The Company's three business segments are Lighting, Graphics, and Technology, each of which has a segment president who is responsible for that business and reports to the CODM.  An All Other Category as well as Corporate and Eliminations will also be reported in the business segment information.  As a result of the restructuring of the Company's business segments in the third quarter of fiscal 2015, all prior period business segment information has been revised so as to be comparable with the new reporting structure.

The changes made and realignment of the Company's reportable operating business segments involved the following:
1.	The business segment formerly known as the Electronic Components Segment was renamed as the Technology Segment.
2.	The Smartvision LED Video Screen product line was moved out of the Lighting Segment and into the Technology Segment.
3.	The Company's installation management business (LSI Adapt) and the menu board business (LSI Images) were moved out of the All Other Category and into the Graphics Segment.

Third Quarter Fiscal 2015 Results

Net sales in the third quarter of fiscal 2015 were $68,603,000, a decrease of less than (1)% as compared to last year's third quarter net sales of $68,996,000.  Lighting Segment net sales decreased 7.0% to $48,865,000, Graphics Segment net sales increased 25.6% to $13,363,000, Technology Segment net sales increased 15.5% to $6,375,000 and All Other Category net sales decreased to zero as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  In the third quarter of fiscal 2015 the Company recorded a net pre-tax severance cost reversal of $295,000, and a $1,000,000 self-insured death benefit expense, with no comparable items in the third quarter of fiscal 2014.  The fiscal 2015 third quarter net income of $393,000, or $0.02 per share, compares to the fiscal 2014 third quarter net loss of $(1,009,000), or $(0.04) per share.  Earnings per share represents diluted earnings per share.

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

Nine Month Fiscal 2015 Results

Net sales in the first nine months of fiscal 2015 were $231,784,000, an increase of 3% as compared to last year's first nine month net sales of $225,605,000.  Lighting Segment net sales decreased 1.9% to $164,382,000, Graphics Segment net sales increased 23.0% to $49,656,000, Technology Segment net sales increased 7.4% to $17,705,000 and All Other Category net sales decreased 96% to $41,000 as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  In the first nine months of fiscal 2015 the Company recorded $662,000 of pre-tax severance costs, and a $1,000,000 self-insured death benefit expense with no comparable expenses in the first nine months of fiscal 2014.  Also in the first nine months of fiscal 2015 the Company recorded a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary that had been reported in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in the first nine months of fiscal 2014.  The fiscal 2015 nine month net income of $3,508,000, or $0.14 per share, increased 103.2% from fiscal 2014 nine month net income of $1,726,000, or $0.07 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at March 31, 2015 included current assets of $112.3 million, current liabilities of $31.2 million and working capital of $81.1 million, which includes cash of $28.0 million.  The current ratio was 3.6 to 1.  The Company has shareholders' equity of $141.4 million, no long-term debt, and borrowing capacity on its commercial bank facility as of March 31, 2015 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.03 per share payable May 12, 2015 to shareholders of record as of May 5, 2015.  The indicated annual cash dividend rate is $0.12 per share.  The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and nine month periods ended March 31, 2015.  Adjusted net income and earnings per share, which excludes the impact of severance costs, self-insured death benefit expense, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP measurements to the net income (loss) and earnings (loss) per share reported for the periods indicated.

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

(in thousands, except per share data; unaudited)	Third Quarter
	FY 2015	Diluted EPS	FY 2014	Diluted EPS

Reconciliation of net income (loss) to adjusted net income (loss):

Net income (loss) and earnings (loss) per share as reported	$393	$0.02	$(1,009)	$(0.04)

Adjustment for net severance costs, inclusive of the income tax effect	(188)	(0.01)	--	--

Adjustment for self-insured death benefit expense, inclusive of the income tax effect	637	0.03	--	--

Adjusted net income (loss) and earnings (loss) per share	$842	$0.03	$(1,009)	$(0.04)

(in thousands, except per share data; unaudited)	Nine Month
	FY 2015	Diluted EPS	FY 2014	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income and earnings per share as reported	$3,508	$0.14	$1,726	$0.07

Adjustment for severance costs, inclusive of the income tax effect	422	0.02	--	--

Adjustment for self-insured death benefit expense, inclusive of the income tax effect	637	0.03	--	--

Adjustment for the gain on the sale of a manufacturing facility, inclusive of the income tax effect	(224)	(0.01)	--	--

Adjustment for the loss on sale of a subsidiary	565	0.02	--	--

Income tax effect of utilization of a long-term capital loss	(101)	--	--	--

Adjusted net income and earnings per share	$4,807	$0.20	$1,726	$0.07

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

Leadership.  Strength.  Innovation.  These are the key values upon which LSI Industries Inc. was founded in 1976.  Today LSI demonstrates these values in our dedication to advancing technology throughout all aspects of our business.  From product solutions to production techniques, we are committed to American innovation through technology.  The fundamental core strategy of LSI Industries is "Lighting + Graphics + Technology = Complete Image Solution."

We are a vertically integrated manufacturer which combines technology, design and manufacturing to produce efficient, high quality lighting and graphics products.  We are dedicated to advancing solid-state LED technology to make affordable, high performance, energy efficient lighting and custom graphic products that provide value to our customers.  We offer design support, engineering, installation and project management for custom lighting and graphics rollout programs for the retail environment.

Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Fiscal 2015 Third Quarter Results
April 23, 2015

Condensed Consolidated Statements of Operations
	Three Months Ended March 31		Nine Months Ended March 31
(in thousands, except per share data; unaudited)	2015	2014	2015	2014

Net sales	$68,603	$68,996	$231,784	$225,605

Cost of products and services sold	52,298	55,281	176,316	176,011

Gross profit	16,305	13,715	55,468	49,594

Selling and administrative expenses	15,723	14,661	50,128	46,190

Operating income (loss)	582	(946)	5,340	3,404

Interest expense, net	3	17	17	41

Income (loss) before income taxes	579	(963)	5,323	3,363

Income tax expense	186	46	1,815	1,637

Net income (loss)	$393	$(1,009)	$3,508	$1,726

Income (loss) per common share
Basic	$0.02	$(0.04)	$0.14	$0.07
Diluted	$0.02	$(0.04)	$0.14	$0.07

Weighted average common shares outstanding
Basic	24,528	24,401	24,470	24,376
Diluted	24,463	24,609	24,550	24,545

Condensed Consolidated Balance Sheets (in thousands, unaudited)
	March 31, 2015	June 30, 2014
Current Assets	$112,263	$106,077
Property, Plant and Equipment, net	43,385	44,282
Other Assets	18,550	19,529
	$174,198	$169,888

Current Liabilities	$31,170	$29,289
Long-Term Debt	--	--
Other Long-Term Liabilities	1,592	2,187
Shareholders' Equity	141,436	138,412
	$174,198	$169,888